Exhibit 10.13

Execution Version

NON-COMPETE AGREEMENT

THIS NON-COMPETE AGREEMENT (the “Agreement”) is made and entered into as of September 19, 2023 (the “Effective Date”), by and among BioXcel Therapeutics, Inc. (“BTAI”), a Delaware corporation, BioXcel LLC (“BioXcel LLC”), a Delaware limited liability company, BioXcel Holdings, Inc., a Delaware corporation (“Holdings”), Dr. Krishnan Nandabalan, InveniAI LLC (“InveniAI”), a Delaware limited liability company, and Invea Therapeutics, Inc. (“Invea”), a Delaware corporation (collectively, the “Parties” and each referred to as a “Party”).

WHEREAS, Dr. Nandabalan is one of the co-founders of BioXcel LLC, a Delaware LLC that had been BTAI’s parent and remains a significant stockholder of BTAI;

WHEREAS, in 2017, BTAI was carved out of BioXcel Corporation (the predecessor of BioXcel LLC) to focus on developing neuroscience and immuno-oncology programs and InveniAI was carved out of BioXcel Corporation, to focus on artificial intelligence applications for drug discovery and development;

WHERAS, Dr. Nandabalan is currently a director of BTAI and the President and Chief Executive Officer of InveniAI;

WHEREAS, Invea, a majority owned subsidiary of InveniAI, is focused on the development of various product candidates for the treatment of certain disorders.

WHERAS, Dr. Nandabalan is a director of Invea and the President and Chief Executive Officer of Invea;

WHEREAS, Dr. Nandabalan is a member of the board of directors of BTAI;

WHEREAS, Dr. Nandabalan desires to focus his efforts on commercial opportunities related to InveniAI and Invea; and

WHEREAS, the parties desire to enter into an agreement governing the parameters of the relationship between InveniAI, Invea, and Dr. Nandabalan and BTAI, BioXcel LLC and Holdings, including related to a non-competition agreement and non-solicitation agreement.

NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Restrictive Covenants.

a. No Competition; No Solicitation. Each of Dr. Nandabalan, InveniAI, Invea and BTAI, severally and not jointly, hereby agreed as follows:

i. Subject to the terms and conditions of this Agreement, Dr. Nandabalan undertakes to the BTAI Parties that:

1. during the Restricted Period, Dr. Nandabalan shall not, without the prior written consent of BTAI, which may be withheld at BTAI’s sole discretion, directly or indirectly, whether for his own account, with, through, or for a Third Party, (A) operate, conduct or engage in, or prepare to operate, conduct or engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field, (B) own more than five percent (5%) of the voting power (on a fully diluted basis) of the equity securities of, finance or invest in, any person or entity that operates, conducts or engages in, or (to the knowledge of Dr. Nandabalan) is preparing to operate, conduct or engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field (other than ownership interests in Holdings, BioXcel LLC or BTAI or any passive investments held in Dr. Nandabalan’s retirement account), or (C) render services to, or assist any person or entity (including without limitation, by entering into collaboration agreements or other arrangements with or performing services for the benefit of Third Parties, or providing Third Parties with access to technologies or otherwise) in furtherance of the Development and/or Commercialization by such party of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field; for the avoidance of doubt, membership in professional societies that perform research in the Restricted Field shall not be restricted hereby, nor shall writing of reviews of published research, opinions, and summarization of published research be restricted hereby; and

2. during the Non-Solicitation Period, Dr. Nandabalan shall not, without the prior written consent of BTAI, which may be withheld at BTAI’s sole discretion, solicit or entice away or attempt to solicit or entice away from BTAI or BTAI’s Controlled Affiliates (each, a “BTAI Party”), offer employment to or employ, offer to conclude any contract of services with, or hire any Company Personnel of such BTAI Party (whether or not such person would commit a breach of contract by reason of leaving such employment with a BTAI Party), except where any of the foregoing is as a result of an advertisement or advertisements not specifically targeted at such Company Personnel or as a result of an unsolicited approach to Dr. Nandabalan from any such Company Personnel. For the avoidance of doubt, Company Personnel of any BTAI Party (or BioXcel LLC, InveniAI, Invea or Holdings) who already provide services to Dr. Nandabalan or any of such entities as of the date of this Agreement shall not be considered Company Personnel of such BTAI Party and their continued service to Dr. Nandabalan or any of such entities shall not be a violation of this Agreement.

ii. Subject to the terms and conditions of this Agreement, InveniAI undertakes to the BTAI Parties that:

1. during the Restricted Period, InveniAI shall not, and shall procure that its Controlled Affiliates (for as long as the relevant entity remains a Controlled Affiliate, and in all respects except for Invea and its Controlled Affiliates) shall not, without the prior written consent of BTAI, which may be withheld at BTAI’s sole discretion, directly or indirectly, whether for their own account, with, through, or for a Third Party, (A) operate, conduct or engage in, or prepare to operate, conduct or engage in the Development and Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field, (B) own more than five percent (5%) of the voting power (on a fully diluted basis) of the equity securities of, finance or invest in, any person or entity that operates, conducts or engages in, or (to the knowledge of InveniAI’s executive management) is preparing to operate, conduct or engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field, or (C) render services to, or assist any person or entity (including without limitation, by entering into collaboration agreements or other arrangements with or performing services for the benefit of Third Parties, or providing Third Parties with access to technologies or otherwise) in furtherance of the Development and/or Commercialization by such party of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field. For the avoidance of doubt, during the Restricted Period, any drug development research of InveniAI, either for internal purposes or for use by a Third Party, which is not targeted at the Development and/or Commercialization of a product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field, will not be deemed a violation of this provision, provided that (i) such research is not, in any way, designed or intended to result in the Development and/or Commercialization of a product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field and (ii) if such research does result in the Development and/or Commercialization of a product candidate for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field during the Restricted Period, such product will be subject to Section 3 hereof;

2. during the Non-Solicitation Period, InveniAI shall not, and shall procure that its Controlled Affiliates (excluding Invea) shall not (for as long as the relevant entity remains a Controlled Affiliate), without the prior written consent of BTAI, which may be withheld at BTAI’s sole discretion, solicit or entice away or attempt to solicit or entice away from any BTAI Party, offer employment to or employ, offer to conclude any contract of services with, or hire, any Company Personnel of such BTAI Party (whether or not such person would commit a breach of contract by reason of leaving such employment with a BTAI Party), except where any of the foregoing is as a result of an advertisement or advertisements not specifically targeted at such Company Personnel or as a result of an unsolicited approach to InveniAI or its applicable Controlled Affiliate from any such Company Personnel. For the avoidance of doubt, Company Personnel of any BTAI Party who already provide services to InveniAI or any of its Controlled Affiliates as of the date of this Agreement shall not be considered Company Personnel of such BTAI Party and their continued service to InveniAI or such Controlled Affiliate shall not be a violation of this Agreement; and

3. if InveniAI desires to offer access to the AlphaMeld Platform pursuant to a software as a service (“SAS”) subscription model license during the Restricted Period, InveniAI may offer such an SAS license provided that InveniAI shall, during the Restricted Period, (i) incorporate restrictions prohibiting the use of the AlphaMeld Platform in the Restricted Field into the license governing the use of the AlphaMeld Platform, and (ii) require an annual certification by each SAS subscriber that such subscriber is in compliance with the terms of the SAS subscription license.

iii. Subject to the terms and conditions of this Agreement, for so long as (i) InveniAI retains, directly or indirectly, not less than a 20% interest in Invea, (ii) InveniAI is, directly or indirectly, the largest stockholder of Invea, or (iii) Dr. Nandabalan is an officer, director, employee, consultant, or (directly or indirect) holds 5% or more of the equity of Invea, Invea undertakes to the BTAI Parties that:

1. during the Restricted Period, Invea shall not, and shall procure that its Controlled Affiliates (for as long as the relevant entity remains a Controlled Affiliate and excluding InveniAI) shall not, without the prior written consent of BTAI, which may be withheld at BTAI’s sole discretion, directly or indirectly, whether for their own account, with, through, or for a Third Party, (A) operate, conduct or engage in, or prepare to operate, conduct or engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field, (B) own more than five percent (5%) of the voting power (on a fully diluted basis) of the equity securities of, finance or invest in any person or entity that operates, conducts or engages in, or (to the knowledge of Invea’s executive management) is preparing to operate, conduct or engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field, or (C) render services to, or assist any person or entity (including without limitation, by entering into collaboration agreements or other arrangements with or performing services for the benefit of Third Parties, or providing Third Parties with access to technologies or otherwise) in furtherance of the Development and/or Commercialization by such party of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field. For the avoidance of doubt, any drug development research of Invea during the Restricted Period, either for internal purposes or for use by a Third Party, which is not targeted at the Development and/or Commercialization of a product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field, will not be deemed a violation of this provision, provided that (i) such research does not result in the Development and/or Commercialization of a product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field during the Restricted Period or (ii) if such research does result in the Development and/or Commercialization of a product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field during the Restricted Period, if such research is for internal purposes, such product is assigned to BTAI as soon as practicable after it is identified. Invea shall include in every agreement that Invea enters into after the date hereof with a Third Party in relation to drug development research during the Restricted Period, (1) a provision whereby the applicable Third Party acknowledges that Invea is prohibited, during the Restricted Period, from providing services or other rights to such Third Party in connection with the Development and/or Commercialization of product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field and (2) a provision prohibiting, for the duration of the Restricted Period, the applicable Third Party from using the results from the research or other services provided by Invea in such Third Party’s Development and/or Commercialization of product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field; and

2. during the Non-Solicitation Period, Invea shall not, and shall procure that its Controlled Affiliates shall not (for as long as the relevant entity remains a Controlled Affiliate), without the prior written consent of BTAI, which may be withheld at BTAI’s sole discretion, solicit or entice away or attempt to solicit or entice away from any BTAI Party, offer employment to or employ, offer to conclude any contract of services with, or hire, any Company Personnel of such BTAI Party (whether or not such person would commit a breach of contract by reason of leaving such employment with a BTAI Party), except where any of the foregoing is as a result of an advertisement or advertisements not specifically targeted at such Company Personnel or as a result of an unsolicited approach to Invea or its applicable Controlled Affiliate from any such Company Personnel. For the avoidance of doubt, Company Personnel of any BTAI Party who already provides services to Invea or of any of its Controlled Affiliates as of the date of this Agreement shall not be considered Company Personnel of such BTAI Party and their continued service to Invea or such Controlled Affiliates shall not be a violation of this Agreement.

iv. Each BTAI Party undertakes to each of InveniAI, Invea, and their respective Controlled Affiliates that during the Non-Solicitation Period, each BTAI Party shall not, and shall procure that each of its Controlled Affiliates shall not (for as long as the relevant entity remains a Controlled Affiliate), without the prior written consent of InveniAI or Invea, as applicable, which may be withheld at, as applicable, InveniAI’s or Invea’s sole discretion, solicit or entice away or attempt to solicit or entice away from any InveniAI Party, offer employment to or employ, offer to conclude any contract of services with, any Company Personnel of such InveniAI Party (whether or not such person would commit a breach of contract by reason of leaving such employment), save where such solicitation or enticement is as a result of an advertisement or advertisements not specifically targeted at such Company Personnel or as a result of an unsolicited approach to BTAI or its applicable Controlled Affiliate from any such Company Personnel. For the avoidance of doubt, Company Personnel of InveniAI, Invea or their respective Controlled Affiliates who already provide services to any BTAI Party as of the date of this Agreement shall not be considered Company Personnel of such entity and their continued service to any BTAI Party shall not be a violation of this Agreement.

b. Injunctive Relief and Liquidated Damages. Notwithstanding anything in this Agreement to the contrary, each Party shall be entitled to seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to address a breach or non-compliance with any provision of Section 1.a. above. Other than any willful or intentional breach of the provisions of Section 1.a.i, 1.a.ii and 1.a.iii, Dr. Nandabalan, InveniAI, or Invea, shall have 10 days following the receipt of a notice of breach of any provision of Section 1.a. above to regain compliance (the “Cure Period”). In the event of each breach or violation of any provision of Sections 1.a.ii.1 or 1.a.iii.1, above by InveniAI or Invea, following the Cure Period (or, in the event of a willful or intentional breach of the provisions of Section 1.a.ii.1 and 1.a.iii.1, immediately), the breaching party shall pay or cause to be paid promptly (and in no event more than 15 days following such breach or violation (if not cured during such Cure Period)) to BTAI an amount of $2,000,000.00 (“Liquidated Damages”) as liquidated damages hereunder, by wire transfer of same-day funds. In the event that BTAI collects Liquidated Damages hereunder, such Liquidated Damages will constitute the sole and exclusive remedy for the breach of this Agreement giving rise to such Liquidated Damages. The Parties hereby acknowledge and agree that (i) the agreements contained in this Section 1.b. are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement and (ii) the Liquidated Damages payable solely by InveniAI or Invea, as applicable, pursuant to this Section 1.b. are not a penalty, but are liquidated damages in a reasonable amount that will compensate the BTAI Parties for the efforts and resources expended and the opportunities foregone in reliance upon this Agreement and on the expectation of the non-violation of the covenants and agreements herein contained, and for the loss suffered by reason of the failure of such non-violation, which amount would otherwise be uncertain and incapable of accurate determination. For the avoidance of any doubt, in the event that any court of competent jurisdiction holds that any liquidated damages assessed pursuant to this Agreement are unenforceable or the BTAI parties choose not to pursue their right to collect the Liquidated Damages, then the BTAI Parties will be entitled to recover their respective actual damages for each breach or violation of any provision of Section 1.a.ii and 1.a.iii above by any InveniAI Party or Invea, and pursue any and all other rights or remedies available, provided that IN NO EVENT SHALL ANY PARTY IN ANY SUCH CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING LOSS OF PROFITS OR ANTICIPATED SALES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

2. Representations of the InveniAI Parties.

a. Dr. Nandabalan hereby represents and warrants to BTAI that, as of the Effective Date, he is not directly or indirectly, on his own or for, through, or with any other person or entity, (i) engaging in or preparing to engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field or (ii) participating in, rendering services to, or assisting any person or entity (including without limitation, by entering into collaboration agreements or other arrangements with or performing services for the benefit of Third Parties, or providing Third Parties with access to technologies or otherwise) in connection with such person or entity engaging in, or preparing to engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field.

b. InveniAI hereby represents and warrants to BTAI that, as of the Effective Date, neither InveniAI, nor any of its Controlled Affiliates, is directly or indirectly, whether on their own, or for, through, or with any other person or entity, (i) engaging in or preparing to engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field or (ii) participating in, rendering services to, or assisting any person or entity (including without limitation, by entering into collaboration agreements or other arrangements with or performing services for the benefit of Third Parties, or providing Third Parties with access to technologies or otherwise) in connection with such person or entity engaging in, or is preparing to engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field.

c. Invea hereby represents and warrants to BTAI that, as of the Effective Date, neither Invea nor any of its Controlled Affiliates is, directly or indirectly, whether on their own, or for, through, or with any other person or entity, (i) engaging in or preparing to engage in the Development and/or Commercialization of any pharmaceutical product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field or (ii) participating in, rendering services to, or assisting any person or entity (including without limitation, by entering into collaboration agreements or other arrangements with or performing services for the benefit of Third Parties, or providing Third Parties with access to technologies or otherwise) in connection with such person or entity engaging in, or is preparing to engage in the Development and/or Commercialization of any product for the treatment, prevention, or diagnosis of human illness or disease in the Restricted Field.

3. Right of First Negotiation.

a. InveniAI hereby grants to BTAI an exclusive first right to negotiate an exclusive right and license to the following that InveniAI or any of its Controlled Affiliates may, directly or indirectly, by itself or with one or more Third Parties, develop, identify, design, discover, optimize and/or evolve, in whole or in part, in each case, that are owned or controlled by InveniAI or any of its Controlled Affiliates and only in the Restricted Field (each, a “ROFN Product”):

(i) any protein sequence and any and all derivatives, fragments, progeny or modifications thereof (“Protein Sequence”);

(ii) any nucleic acid sequences, including a deoxyribonucleic acid or ribonucleic acid sequence, encoding a Protein Sequence;

(iii) one or more genes, the Modulation of which would lead to the treatment, prevention or diagnosis of one or more illnesses, diseases or sufferings, whereby, “Modulate” or “Modulation” means to edit, engineer, modify, or modulate a gene or locus, including by means of gene knock-out, gene tagging, gene disruption, gene mutation, gene addition, gene insertion, gene introduction, gene deletion, gene activation, gene silencing, or gene knock-in, which includes knock-in of a human gene, a heterologous gene, a mutated gene, or an evolved gene into a genomic locus, or as extrachromosomal element such as an episome;

(iv) any chemical or compound and any metabolite, salt, ester, hydrate, solvate, isomer, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, resonate or optically active form thereof;

(v) any polyclonal or monoclonal antibody, including any and all derivatives therefrom and variants thereof (e.g., chimeric, humanized, human, non-human, single chain, monovalent, divalent, polyvalent, unmodified, modified, conjugates), whether multiple or single chain, recombinant or naturally occurring, whole or fragment, and any constructs thereof; or

(vi) any proprietary drug delivery vehicle, including (A) any vectors, whether viral or non-viral, that encapsulate or contain therapeutic genes or (B) any other gene delivery technologies, including nanoparticles, liposomes, exosomes, mRNA, in each case of (A) and (B), vectors or other technologies that act as the vehicle or carrier for delivering therapeutic genes into cells.

This exclusive option for first negotiation shall apply to InveniAI’s (or its Controlled Affiliates) and such Third Party collaborator’s interest in an ROFN Product and be valid for a period of five (5) years from the Effective Date.

b. Within sixty (60) days of identifying a potential ROFN Product, InveniAI (in such capacity, the “Identifying Party”) shall present such identified ROFN Product to BTAI (in the case of neuroscience) and OnkosXcel Therapeutics, LLC (in the case of immuno-oncology)(in such capacity, the “Option Party”). The Option Party shall then have up to sixty (60) days in which to evaluate such ROFN Product (the “Evaluation Period”). If the Option Party wishes to negotiate for the exclusive rights to such ROFN Product, the Option Party shall so notify the Identifying Party in writing prior to the end of the Evaluation Period, and the Option Party and the Identifying Party shall negotiate in good faith commercially reasonable terms by which the Option Party can receive exclusive rights to such ROFN Product. Such terms shall include development milestone payments, not to exceed $10,000,000 in the aggregate per such ROFN Product, and a running royalty of three percent (3.0%) of all net sales of any product that includes such ROFN Product, not to exceed $30,000,000 in the aggregate. If the Option Party and the Identifying Party are unable to mutually agree on the terms pursuant to which the Option Party would receive the Identifying Party’s and its Affiliates’ rights to such ROFN Product, in writing, within one hundred twenty (120) days after the end of the Evaluation Period, the Identifying Party shall be free to develop and/or commercialize such ROFN Product either by itself or with one or more Third Parties.

c. In support of the foregoing, InveniAI shall inform Third Parties with which it or any of its Controlled Affiliates enter into collaborations or other arrangements that BTAI holds a first right to negotiate for BTAI’s rights in ROFN Products and the duration of such rights.

d. The provisions of this Section 3 shall only be operative, at the option of BTAI, in the event that any of the provisions contained in Subsection 1.a.i.1 is inapplicable for any reason at all or if none of the activity giving rise to the identification of such ROFN Product constituted or was deemed to constitute a violation of Subsection 1.a.i.1.

4. Release of Intellectual Property Claims.

a. InveniAI Release. Each of InveniAI, Invea and Dr. Nandabalan agree to the release of, and hereby releases, any and all claims over any and all rights, title, and interests in the BTAI Platform and EvolverAI. In consideration of the release provided in this Section 4.a, each BTAI Party shall assign and hereby assigns to InveniAI any and all of each of its right, title, and interest in, to and under Alphameld and any and all intellectual property rights therein, owned by each BTAI Party.

b. BTAI Release. Subject to the provisions of the Settlement Agreement and Release, BioXcel LLC and each BTAI Party agree to the release of, and hereby release, any and all claims over any and all rights, title, and interests in AlphaMeld. In consideration of the release provided in this Section 4.b, each InveniAI Party shall assign and hereby (i) assigns to BTAI any and all of its right, title, and interests in, to and under the BTAI Platform and any and all intellectual property rights therein owned by such InveniAI Party and (ii) assigns to BioXcel LLC any and all of its right, title, and interests in, to and under EvolverAI and any and all intellectual property rights therein owned by such InveniAI Party.

5. Definitions. As used in this Agreement:

a.	“Affiliate” means, with respect to any person or business entity, any person or business entity that directly or indirectly controls or is controlled by or is under common control with such person, where “control” means ownership, directly or indirectly, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or entity.

b.	“AlphaMeld” means the proprietary drug discovery platform owned or controlled by one or more the InveniAI Parties, including any associated software, equipment, services, technologies, computational systems, idea, trade secret, information, knowledge, regulatory documents, proprietary invention, discovery, development, data (including preclinical and clinical data), process, method, technique, material (including any chemical or biological material), technology (including without limitation any proprietary computer software), research result, clinical and non-clinical study reports, marketing reports, writing, modification, instructions, formula, improvement, or other know-how, whether or not patentable, and any physical embodiments of any of the foregoing.

c.	“BTAI Platform” means the proprietary drug discovery platform owned or controlled by BTAI or any of its Controlled Affiliates, including any software, equipment, services, technologies, computational systems, idea, trade secret, information, knowledge, regulatory documents, proprietary invention, discovery, development, data (including preclinical and clinical data), process, method, technique, material (including any chemical or biological material), technology (including without limitation any proprietary computer software), research result, clinical and non-clinical study reports, marketing reports, writing, modification, instructions, formula, improvement, derivative or other know-how, whether or not patentable, and any physical embodiments of any of the foregoing.

d.	“Company Personnel” means, with respect to any applicable person or business entity, any individual who is on the Effective Date or is or was at any time during the six (6) months period prior to the receipt by such individual or entity of an applicable solicitation or other activity prohibited by Sections 1.a.i.2, 1.a.ii.2, 1.a.iii or 1.a.iv, employed or engaged (whether as an employee, consultant, independent contractor or in any other capacity) by such applicable person.

e.	“Controlled Affiliate” means, with respect to any person or business entity, any Affiliate of that person or business entity that is directly or indirectly controlled (within the meaning of Section 5(a)), by such person or business entity.

f.	“Development and/or Commercialization” means preclinical and clinical research and development, including drug discovery, identification, testing, validation, commercialization, regulatory preparation or submission for approval, manufacture, labeling, distribution, packaging, storage, transportation, marketing, use, licensing, sale and/or offering for sale of any product.

g.	“EvolverAI” means the proprietary drug discovery platform owned or controlled by BioXcel LLC, including any software, equipment, services, technologies, computational systems, idea, trade secret, information, knowledge, regulatory documents, proprietary invention, discovery, development, data (including preclinical and clinical data), process, method, technique, material (including any chemical or biological material), technology (including without limitation any proprietary computer software), research result, clinical and non-clinical study reports, marketing reports, writing, modification, instructions, formula, improvement, derivative or other know-how, whether or not patentable, and any physical embodiments of any of the foregoing.

h.	“InveniAI Party” means Dr. Nandabalan, InveniAI, Invea, and each of their respective Controlled Affiliates (other than any BTAI Party).

i.	“Non-Solicitation Period” means the period of two (2) years from the Effective Date.

j.	“Restricted Field” means, collectively, the fields of neuroscience (including, for the avoidance of doubt, any neurons, all neuro-influencing cells, such as astrocytes, microglia and analogous immune cells, only when such cells have as either their primary effect influencing, or any material impact on, outcomes in neurological diseases) and immuno-oncology; provided, however, that without expanding the foregoing fields, the Restricted Field shall not include the inflammation-related disease indications listed in Exhibit A hereto.

k.	“Restricted Period” means the period of five (5) years from the Effective Date or such shorter period as may be the maximum permitted under applicable laws.

l.	“Third Party” means any person or business entity other than BTAI, BioXcel LLC, Holdings, Dr. Krishnan Nandabalan, Dr. Vimal Mehta, InveniAI, Invea, and any Affiliate of BTAI, BioXcel LLC, Holdings, Dr. Krishnan Nandabalan, Dr. Vimal Mehta, InveniAI, or Invea.

6. Authority. The Parties to this Agreement represent and warrant that they are fully authorized and have the capacity to enter into this Agreement. The Parties further represent and warrant that they were not coerced in any way to sign this Agreement and that they have each had the opportunity to confer with counsel with respect to this Agreement.

7. Consideration and Non-Reliance. In entering into this Agreement, the Parties each represent and acknowledge that they have received consideration in exchange for entering into this Agreement, the sufficiency of which is hereby acknowledged. The Parties further acknowledge and agree that each and every one of the terms and conditions of this Agreement has been fully explained to them by their respective attorneys and that they fully understand and agree to the terms and conditions contained herein.

8. Entire Agreement. Except as and to the extent detailed in that Settlement and Release Agreement (the “Settlement Agreement and Release”) which contemplates, among other things, certain governance and control changes among the Parties, together with the Stockholders Agreement to be entered into among Holdings and the stockholders party thereto, an Amended and Restated Limited Liability Company Agreement of InveniAI LLC and Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of BioXcel LLC (collectively, the “Other Agreements”), this Agreement constitutes and contains the complete agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and supersedes and replaces any and all agreements, offers, promises, understandings, statements, representations, and discussions, whether written or oral, express or implied, signed or unsigned between the Parties with respect to the subject matter hereof and thereof.

9. Modification; Waiver. This Agreement may be modified or amended only by a written instrument duly signed by each of the Parties or their respective successors or permitted assigns. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach or provision. This Agreement is non-assignable by any Party hereto in the absence of written consent of the non-assigning Party(ies).

10. Severability. Should any provision (or portion thereof) of this Agreement be determined by a court of competent jurisdiction to be illegal, invalid, unenforceable, or in conflict with applicable law, it is the intention and desire of the Parties that such provision or portion shall be severed from the remainder of this Agreement and shall be enforced to the maximum extent permitted by applicable law; and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid, or unenforceable provision or portion was not included. In the event that any portion or provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal, and functional scope as to which it may be enforceable.

11. Controlling Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles and enforceable solely in a Federal or state court located in New York County, New York and no Party hereto will object to such exclusive venue on the basis of a forum non conveniens defense.

12. Costs. Each Party shall bear its own attorneys’ fees, expenses and, costs in connection with the negotiation of this Agreement. In the event any Party hereto commences a legal proceeding to enforce the provisions of this Agreement, the non-prevailing Party(ies) therein will be responsible for reimbursing the prevailing Party for its costs, including attorneys’ fees. For the avoidance of doubt, this Section 12 does not relate to any other obligations related to the Other Agreements.

13. Successors. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

14. No Third-Party Beneficiaries. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of each of the Parties only. Except as expressly provided herein, this Agreement is not for the benefit of any person not a Party hereto or specifically identified as a beneficiary herein, and is not intended to constitute a third-party beneficiary contract.

15. Headings. Section headings are for convenience only and shall not be considered in construing and interpreting this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be considered one and the same instrument. A facsimile or .pdf copy transmitted via e-mail of a signature shall be deemed an original.

17. Bankruptcy. In the event that BioXcel LLC and/or BTAI cease all operations in connection with a bankruptcy proceeding, the restrictions in Section 1 of this Agreement will cease to apply.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the Parties to this Agreement, intending to be legally bound, have executed this Agreement on September 19, 2023.

Acknowledged, Accepted, and Agreed to:

By:	/s/ Krishnan Nandabalan
KRISHNAN NANDABALAN

INVENIAI LLC

By.	/s/ Krishnan Nandabalan
	Name:	Krishnan Nandabalan
	Title:	President and Chief Executive Officer

INVEA THERAPEUTICS, INC.

By.	Krishnan Nandabalan
	Name:	Krishnan Nandabalan
	Title:	President and Chief Executive Officer

BIOXCEL THERAPEUTICS, INC.

By.	/s/ Vimal Mehta
	Name:	Vimal Mehta
	Title:	Chief Executive Officer

BIOXCEL LLC

By.	/s/ Krishnan Nandabalan
	Name:	Krishnan Nandabalan
	Title:	President and Chief Executive Officer

BIOXCEL HOLDINGS, INC.

By.	/s/ Vimal Mehta
	Name:	Vimal Mehta
	Title:	Chief Executive Officer

Execution Version

Exhibit A

List of Immune Mediated Inflammatory Diseases

Rare, Ultra rare, GI & Hepatobiliary Diseases	Hepatobiliary Diseases	Major GI Diseases
ALPHA 1-ANTITRYPSIN DEFICIENCY	ACUTE LIVER FAILURE	Ulcerative Colitis
BILIARY ATRESIA	ACUTE PANCREATITIS	Crohn’s disease
CHRONIC EROSIVE GASTRITIS	Alcoholic Hepatitis	Irritable Bowel Syndrome
CONGENITAL DIAPHRAGMATIC HERNIA	Alcoholic Liver Disease	Celiac Disease
DIEULAFOY LESION	ALCOHOLIC PANCREATITIS	Eosinophilic Esophagitis
DRUG-INDUCED HEPATITIS	Alpha 1-antitrypsin Deficiency	Eosinophilic Gastroenteritis
EOSINOPHILIC ESOPHAGITIS		Functional Gastrointestinal disorder
IGG4 RELATED DISEASE	Autoimmune Hepatitis	Functional Dyspepsia
INTRAHEPATIC CHOLESTASIS	BILE DUCT CYSTS	Functional constipation
FOCAL NODULAR HYPERPLASIA	Biliary Atresia	Functional Diarrhea
TROPICAL ENTEROPATHY	Biliary Dyskinesia	Gastroparesis
ACHALASIA	Biliary Tract Infection	Fecal incontinence
EOSINOPHILLIC GASTROENTERITIS	Budd Chiari Syndrome	Esoinophilic Dudoneitis
FAMILIAL ADENOMATOUS POLYPOSIS	CAROLI DISEASE	Eosinophilic colitis
MECONIUM ILEUS	Cholecystitis	Chronic Obstructive Pulmonary Disease
MESENTERIC VASCULAR OCCLUSION	Cholelithiasis	Urticaria
RUMINATION DISORDER	CHOLESTASIS, BENIGN RECURRENT INTRAHEPATIC	Pruritus
WILSON DISEASE	CHOLESTASIS, PROGRESSIVE FAMILIAL INTRAHEPATIC 1
UNDETERMINED COLITIS	CHOLESTASIS, PROGRESSIVE FAMILIAL INTRAHEPATIC 2
AUTOIMMUNE HEPATITIS	CHOLESTASIS, PROGRESSIVE FAMILIAL INTRAHEPATIC 3
NECROTIZING ENTEROCOLITIS	Cholestatic Liver Disease
AUTOSOMAL-RECESSIVE EARLY ONSET INFLAMMATORY BOWEL DISEASE	CIRRHOSIS, CRYPTOGENIC
INTESTINAL ATRESIA	DRUG-INDUCED HEPATITIS
ULCERATIVE PROCTITIS	EXTRAHEPATIC CHOLESTASIS
CONGENITAL SUCRASE-ISOMALTASE DEFICIENCY	Hepatic Encephalopathy

PRIMARY BILIARY CHOLANGITIS	HEPATIC FAILURE
Hepatic Fibrosis
LEVATOR SYNDROME	HEPATIC INFARCTION
ESOPHAGEAL VARICES	HEPATIC LIPASE DEFICIENCY
PRIMARY BILIARY CIRRHOSIS	HEPATIC VENO-OCCLUSIVE DISEASE
LYMPHOCYTIC COLITIS	Hepatitis A
MALLORY-WEISS SYNDROME	Hepatitis B
PROTON-PUMP INHIBITOR-RESPONSIVE ESOPHAGEAL EOSINOPHILIA	Hepatitis C
EOSINOPHILLIC GASTROENTERITIS	Hepatitis D
SCLEROSING MESENTERITIS	Hepatitis E
ACUTE FATTY LIVER OF PREGNANCY	HEPATOPORTAL SCLEROSIS
HEREDITARY FRUCTOSE INTOLERANCE	Hypertransaminasemia
INTRAHEPATIC CHOLESTASIS OF PREGNANCY	Hypoalbuminaemia
IGG4-RELATED HEPATOPATHY
CHOLEDOCAL CYST	Intrahepatic Cholestasis
ESOPHAGEAL DYSMOTILITY	Liver Abscess
Liver Cirrhosis
PEUTZ-JEGHERS SYNDROME	Liver Failure
POLYCYSTIC LIVER DISEASE	Liver Transplant Rejection
ZOLLINGER-ELLISON SYNDROME	Malignant Ascites
PRIMARY SCLEROSING CHOLANGITIS	MODY, TYPE III
JUVENILE INTESTINAL POLYPOSIS	NASH, Fibrosis
BENIGN RECURRENT INTRAHEPATIC CHOLESTASIS	Neonatal Jaundice
NODULAR REGENERATIVE HYPERPLASIA
FAMILIAL ESOPHAGEAL ACHALASIA	NON-A-E HEPATITIS
Non-alcoholic Fatty Liver Disease
CHRONIC INTESTINAL PSEUDOOBSTRUCTION	NONALCOHOLIC STEATOHEPATITIS
OGILVIE SYNDROME	OBSTRUCTIVE JAUNDICE
HEREDITARY PANCREATITIS	Pancreas Transplant Rejection

INFANTILE LIVER FAILURE SYNDROME	Chronic Pancreatitis
MÉNÉTRIER’S DISEASE	PELIOSIS HEPATIS
TRICHOHEPATOENTERIC SYNDROME	Polycystic Liver Disease
TUFTING ENTEROPATHY	POLYCYSTIC LIVER DISEASE 1
GASTRIC ANTRAL VASCULAR ECTASIA	Portal Hypertension
WHIPPLE DISEASE	Primary Bile Acid Malabsorption
PRIMARY Sclerosing CHOLANGITIS
Primary Biliary Cirrhosis
RECURRENT ACUTE PANCREATITIS
CHRONIC DIARRHEA DUE TO GUANYLATE CYCLASE 2C OVERACTIVITY	TRICHOHEPATOENTERIC SYNDROME 1
RETROPERITONEAL FIBROSIS	VIRAL HEPATITIS
TRANSIENT INFANTILE HYPERTRIGLYCERIDEMIA
MICROVILLUS INCLUSION DISEASE
COLLAGENOUS GASTRITIS
INTESTINAL LYMPHANGIECTASIA
GOLDBERG-SHPRINTZEN MEGACOLON SYNDROME
PLUMMER VINSON SYNDROME

EMPHYSEMATOUS CHOLECYSTITIS

ABETALIPOPROTEINEMIA
BOERHAAVE SYNDROME
CONGENITAL BILE ACID SYNTHESIS DEFECT-1
CONGENITAL BILE ACID SYNTHESIS DEFECT-2
CONGENITAL CHLORIDE DIARRHEA
CRONKHITE-CANADA SYNDROME
DUBIN-JOHNSON SYNDROME
DUODENAL ULCER DUE TO ANTRAL G-CELL HYPERFUNCTION

GLUCOSE-GALACTOSE MALABSORPTION

LUCEY-DRISCOLL SYNDROME
MEGACYSTIS MICROCOLON INTESTINAL HYPOPERISTALSIS SYNDROME
ROTOR SYNDROME
SUPERIOR MESENTRIC ARTERY SYNDROME RESPIRATORY DISEASES AND DISORDERS ASSOCIATED WITH INFLAMMATION SUCH AS (BUT NOT LIMITED TO) COPD, ASTHMA, ACUTE RESPIRATORY DISTRESS SYNDROME, COVID 19, LONG COVID SYNDROME
CRYOPYRIN-ASSOCIATED AUTOINFLAMMATORY SYNDROMES (CAPS). CAPS INCLUDE NEONATAL ONSET MULTISYSTEM INFLAMMATORY DISEASE (NOMID), MUCKLE-WELLS SYNDROME (MWS) AND FAMILIAL COLD AUTOINFLAMMATORY SYNDROME (FCAS)

Organ/System	Chronic Immune-Mediated Inflammatory Disorders
Skin	- Psoriasis - Atopic dermatitis - Vitiligo - Alopecia areata - Lichen planus - Pemphigus - Bullous pemphigoid
Joints	- Rheumatoid arthritis - Psoriatic arthritis - Ankylosing spondylitis - Juvenile idiopathic arthritis - Reactive arthritis - Gout
Gastrointestinal	- Inflammatory bowel disease (IBD) - Crohn’s disease - Ulcerative colitis - Celiac disease - Eosinophilic esophagitis/Eosniphilic Gastritis - Autoimmune gastritis - Autoimmune enteropathy

Organ/System	Chronic Immune-Mediated Inflammatory Disorders
Liver	- Autoimmune hepatitis - Primary biliary cholangitis - Primary sclerosing cholangitis -NASH/NAFLD
Kidneys	- Lupus nephritis - IgA nephropathy - Vasculitis-associated glomerulonephritis - Anti-glomerular basement membrane disease - Membranous nephropathy
Eyes	- Uveitis - Sjögren’s syndrome-associated keratoconjunctivitis sicca - Thyroid eye disease (Graves’ ophthalmopathy)
Respiratory System	- Asthma - Sarcoidosis - Interstitial lung disease associated with connective tissue diseases - Eosinophilic granulomatosis with polyangiitis (Churg-Strauss syndrome)
Endocrine System	- Type 1 diabetes mellitus - Hashimoto’s thyroiditis - Graves’ disease - Addison’s disease - Autoimmune polyglandular syndromes
Blood Vessels	- Giant cell arteritis
- Takayasu’s arteritis
- Polyarteritis nodosa
- Granulomatosis with polyangiitis (Wegener’s granulomatosis)
- Eosinophilic granulomatosis with polyangiitis (Churg-Strauss syndrome)
- Microscopic polyangiitis
- Behçet’s disease
Muscles and Connective Tissue	- Systemic lupus erythematosus - Sjögren’s syndrome - Scleroderma (systemic sclerosis) - Dermatomyositis - Polymyositis - Mixed connective tissue disease - Antiphospholipid syndrome
Heart and Blood Vessels	- Kawasaki disease - Rheumatic fever - Myocarditis - Vasculitis in connective tissue diseases
Hematological	- Autoimmune hemolytic anemia - Immune thrombocytopenia - Evans syndrome - Autoimmune neutropenia
Genitourinary	- Interstitial cystitis - Autoimmune orchitis - Autoimmune oophoritis